Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our reports dated February 9, 2005, relating to the consolidated financial statements of Fifth Third Bancorp (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption on January 1, 2004 of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” using the retroactive restatement method and the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities”, effective July 1, 2003) and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2004:

Form S-8	Form S-3
No. 33-34075	No. 33-54134
No. 33-55223	No. 333-42379
No. 33-55553	No. 333-80919
No. 333-58249	No. 333-56450
No. 333-48049	No. 333-34798
No. 33-61149	No. 333-53826
No. 333-77293	No. 333-41164
No. 333-84955	No. 333-86360
No. 333-47428
No. 333-53434
No. 333-52188
No. 333-84911
No. 333-52182
No. 333-58618
No. 333-63518
No. 333-72910
No. 333-108996
No. 333-116535
No. 333-114001
No. 333-119280

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 28, 2005